EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Technology Corporation

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2004, except for Note 1 as it pertains to fiscal years ended 2004 and prior, as to which the date is January 5, 2007, relating to the 2004 consolidated financial statements and financial statement schedule of American Technology Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Costa Mesa, CA

July 17, 2007